Exhibit 4.2

EXECUTION VERSION

DEPOSIT AGREEMENT

among

Wintrust Financial Corporation,
as Issuer

U.S. Bank National Association,
as Depositary,

and

THE HOLDERS FROM TIME TO TIME OF
THE DEPOSITARY RECEIPTS DESCRIBED HEREIN

Dated as of May 15, 2020

i

ii

DEPOSIT AGREEMENT, dated as of May 15, 2020, among (i) Wintrust Financial Corporation, an Illinois corporation, (ii) U.S. Bank National Association, a national banking association formed under the laws of the United States, as Depositary and (iii) the holders from time to time of the Receipts described herein.

WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of 6.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, of the Corporation with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Depositary Shares representing a fractional interest in the Stock deposited and for the execution and delivery of Receipts evidencing Depositary Shares;

WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement; and

WHEREAS, the terms and conditions of the 6.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, of the Corporation are substantially set forth in the Certificate of Designations attached hereto as Exhibit B;

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1.          Definitions.

The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Receipts:

“Certificate of Designations” shall mean the Certificate of Designations filed with the Secretary of State of the State of Illinois establishing the Stock as a series of preferred stock of the Corporation, and setting forth the rights, preferences and privileges of the Stock, and attached hereto as Exhibit B, and as such certificate may be amended or restated from time to time.

“Corporation” shall mean Wintrust Financial Corporation, an Illinois corporation, and its successors.

“Deposit Agreement” shall mean this Deposit Agreement, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.

“Depositary” shall mean U.S. Bank National Association, a national banking association formed under the laws of the United States, and any successor as Depositary hereunder.

“Depositary Share Redemption Price” shall have the meaning set forth in Section 2.8.

“Depositary Shares” shall mean the security representing a 1/1,000th fractional interest in a share of the Stock, and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Stock and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Stock represented by such Depositary Share (including the dividend, voting, redemption and liquidation rights contained in the Certificate of Designations).

“Depositary’s Agent” shall mean an agent appointed by the Depositary pursuant to Section 7.5.

“Depositary’s Office” shall mean the principal office of the Depositary, at which at any particular time its depositary receipt business in respect of matters governed by this Deposit Agreement shall be administered.

“DTC” shall mean The Depository Trust Company.

“Exchange Event” shall mean with respect to any Global Registered Receipt:

(1)       (A) the Global Receipt Depository which is the holder of such Global Registered Receipt or Receipts notifies the Corporation that it is no longer willing or able to properly discharge its responsibilities under any Letter of Representations or that it is no longer eligible or in good standing under the Securities Exchange Act of 1934, as amended to serve as Global Receipt Depository, and (B) the Corporation has not appointed a qualified successor Global Receipt Depository within ninety (90) calendar days after the Corporation received such notice, or

(2)       the Corporation in its sole discretion notifies the Depositary in writing that the Receipts or portion thereof issued or issuable in the form of one or more Global Registered Receipts shall no longer be represented by such Global Registered Receipt or Receipts.

“Funds” shall have the meaning set forth in Section 2.10.

“Global Receipt Depository” shall mean, with respect to any Receipt issued hereunder, DTC or such other entity designated as Global Receipt Depository by the Corporation in, or pursuant to, this Deposit Agreement, which entity must be, to the extent required by any applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended.

“Global Registered Receipts” shall mean a global registered Receipt registered in the name of a nominee of DTC.

“Indemnified Party” shall mean a party seeking indemnification under this Deposit Agreement.

“Indemnifying Party” shall mean a party receiving notification of an indemnification claim from an Indemnified Party.

“Letter of Representations” shall mean any applicable agreement among the Corporation, the Depositary and a Global Receipt Depository with respect to such Global Receipt Depository’s rights and obligations with respect to any Global Registered Receipts, as the same may be amended, supplemented, restated or otherwise modified from time to time and any successor agreement thereto.

“Moody’s” shall have the meaning set forth in Section 2.10.

“Receipt” shall mean a receipt issued hereunder to evidence one or more Depositary Shares held of record by the record holder of such Depositary Shares, whether in definitive or temporary form, substantially in the form set forth as Exhibit A.

“record holder” or “holder” as applied to a Receipt shall mean the person in whose name such Receipt is registered on the books of the Depositary for such purpose.

“Redemption Date” shall have the meaning set forth in Section 2.8.

“Redemption Price” shall have the meaning set forth in the Certificate of Designations.

“Registrar” shall mean the Depositary or such other successor bank or trust company which shall be appointed by the Corporation to register ownership and transfers of Receipts as herein provided and if a successor Registrar shall be so appointed, references herein to “the books” of or maintained by the Depositary shall be deemed, as applicable, to refer as well to the register maintained by such Registrar for such purpose.

“S&P” shall have the meaning set forth in Section 2.10.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Signature Guarantee” shall have the meaning set forth in Section 2.3.

“Stock” shall mean shares of the Corporation’s 6.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, no par value, $25,000 liquidation preference per share, designated and described in the Certificate of Designations.

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF STOCK, EXECUTION AND DELIVERY,
TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

Section 2.1.          Form and Transfer of Receipts.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, in each case with appropriate insertions, modifications and omissions, as hereinafter provided (but which do not affect the rights, duties, liabilities or responsibilities of the Depositary). Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Corporation, delivered in compliance with Section 2.2, shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten or otherwise substantially of the same tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Corporation and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office described in the penultimate paragraph of Section 2.2, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts registered in the name (and only in the name) of the holder of the temporary receipt; provided, however, the Depositary has been provided with all necessary information that it may request in order to execute and deliver such definitive Receipt or Receipts. Such exchange shall be made at the Corporation’s expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement as definitive Receipts.

Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually or by facsimile signature by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned by manual or facsimile signature a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement all as may be required by the Depositary and approved by the Corporation or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

Title to Depositary Shares evidenced by a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of any particular Receipt shall be registered on the books of the Depositary as provided in Section 2.3, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

Section 2.2.           Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof.

Subject to the terms and conditions of this Deposit Agreement, the Corporation may from time to time deposit shares of the Stock under this Deposit Agreement by delivery to the Depositary or its nominee, Embassy & Co., by book entry on the books and records of the Corporation’s transfer agent, or otherwise, of (i) a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement or (ii) an instruction letter from the Corporation authorizing the Depositary to register such shares of the Stock in book-entry form, each in form reasonably satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and all other information required to be set forth, and together with a written order of the Corporation directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing such deposited Stock.

Deposited Stock shall be held by the Depositary or its nominee, Embassy & Co., in an account to be established by the Depositary at the Depositary’s Office or at such other place or places, as the Depositary shall determine. As transfer agent and registrar for the Stock, American Stock Transfer & Trust Company, LLC will reflect changes in the number of shares of deposited Stock held by it by notation, book-entry or other appropriate method. The Depositary shall not lend any Stock deposited hereunder.

Upon receipt by the Depositary of (i) a certificate or certificates for Stock deposited in accordance with the provisions of this Section or (ii) an instruction letter from the Corporation in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Stock on the books of the Corporation (or its duly appointed transfer agent) in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the written request of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary’s Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

Section 2.3.          Registration of Transfer of Receipts.

Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer which shall be affixed with the signature guarantee of a guarantor institution which is a participant in a signature medallion guarantee program approved by the Securities Transfer Association (a “Signature Guarantee”), together with any evidence of the payment of any taxes or charges as may be required by law. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

The Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the opening of business fifteen (15) days next preceding any selection of Depositary Shares and Stock to be redeemed and ending at the close of business on the day of the mailing of notice of redemption, or (b) to transfer or exchange for another Receipt any Receipt called or being called for redemption in whole or in part except as provided in Section 2.8.

Section 2.4.          Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Stock.

Upon surrender of a Receipt or Receipts at the Depositary’s Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered, and shall deliver such new Receipt or Receipts to or upon the order of the holder of the Receipt or Receipts so surrendered.

Any holder of a Receipt or Receipts may (unless the related Depositary Shares have previously been called for redemption) withdraw the number of whole shares of Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts, at the Depositary’s Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive a Receipt evidencing Depositary Shares therefor. If a Receipt delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or subject to Section 2.3 upon such holder’s order, a new Receipt evidencing such excess number of Depositary Shares.

Except as provided in Section 6.2, in no event will fractional shares of Stock (or any cash payment in lieu thereof) be delivered by the Depositary. Delivery of the Stock and money and other property, if any, being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

If the Stock and the money and other property, if any, being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

Delivery of the Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary’s Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

Section 2.5.          Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Corporation may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Corporation shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Section 5.7, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature (which evidence will include a Signature Guarantee), and any other reasonable evidence of authority that may be required by the Depositary and may also require compliance with such regulations, if any, as the Depositary or the Corporation may establish consistent with the provisions of this Deposit Agreement and/or applicable law.

The deposit of Stock may be refused, the delivery of Receipts against Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Corporation is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary’s Agents or the Corporation at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

Section 2.6.          Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of such holder’s ownership thereof, (ii) the holder thereof furnishing of the Depositary with an affidavit and an open penalty surety bond reasonably satisfactory to the Depositary and (iii) the payment of any reasonable expense (including reasonable fees, charges and expenses of the Depositary). Applicants for substitute receipts shall also comply with such other reasonable regulations and pay such other reasonable charges as the Depositary may prescribe and as required by Section 8-405 of the Uniform Commercial Code in effect in the State of New York.

Section 2.7.          Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized and directed to destroy all Receipts so cancelled.

Section 2.8.          Redemption of Stock.

Whenever the Corporation shall be permitted and shall elect to redeem shares of Stock in accordance with the provisions of the Certificate of Designations (including on account of a Regulatory Capital Treatment Event, as described therein), it shall (unless otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary, not less than 12 days and not more than 60 days prior to the Redemption Date (as defined below), notice of the date of such proposed redemption of Stock and of the number of such shares held by the Depositary to be so redeemed and the Depositary Share Redemption Price, which notice shall be accompanied by a certificate from the Corporation stating that such redemption of Stock is in accordance with the provisions of the Certificate of Designations. On the date of such redemption, provided that the Corporation shall then have paid or caused to be paid in full to the Depositary the Redemption Price per share of Stock to be redeemed, in accordance with and as required by the provisions of the Certificate of Designations, the Depositary shall redeem the number of Depositary Shares representing such Stock. The Depositary shall mail notice of the Corporation’s redemption of Stock and the proposed simultaneous redemption of the number of Depositary Shares representing the Stock to be redeemed by first-class mail, postage prepaid, at the respective last addresses as they appear on the records of the Depositary, or transmit in accordance with the applicable procedures of any Global Receipt Depository or by such other method approved by the Depositary, in its reasonable discretion subject to Section 2.9 below, in either case not less than 10 days and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares (the “Redemption Date”), to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail or transmit any such notice of redemption of Depositary Shares to one or more such holders nor any defect in any notice of redemption of Depositary Shares to one or more such holders shall affect the sufficiency of the proceedings for redemption as to the other holders. Each such notice shall be prepared by the Corporation and shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iii) the Depositary Share Redemption Price; (iv) the place or places where Receipts evidencing such Depositary Shares are to be surrendered for payment of the Depositary Share Redemption Price and (v) that dividends on such shares of Stock represented by the Depositary Shares to be redeemed will cease to accrue on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected either pro rata or by lot. In any such case, the Depositary Shares shall only be redeemed in increments of 1,000 Depositary Shares and any integral multiple thereof.

Notice having been mailed or transmitted by the Depositary as aforesaid, from and after the Redemption Date (unless the Corporation shall have failed to provide the funds necessary to redeem the Stock evidenced by the Depositary Shares called for redemption) (i) all shares of Stock called for redemption shall cease to be outstanding and any rights with respect to such shares shall cease and terminate (except for the right to receive the Redemption Price without interest), (ii) the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares shall, to the extent of such Depositary Shares, cease and terminate (except the right to receive the Depositary Share Redemption Price without interest), and (iii) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to 1/1,000th of the Redemption Price per share of Stock so redeemed plus all money and other property, if any, represented by such Depositary Shares, including dividends which on the Redemption Date have been declared on the shares of Stock to be so redeemed and have not theretofore been paid, in all cases without interest on such amounts (the “Depositary Share Redemption Price”). Any funds deposited by the Corporation with the Depositary for any Depositary Shares that the holders thereof fail to redeem will be returned to the Corporation after a period of three years from the date such funds are so deposited.

If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

Section 2.9.          Receipts Issuable in Global Registered Form.

If the Corporation shall determine in a writing delivered to the Depositary that the Receipts are to be issued in whole or in part in the form of one or more Global Registered Receipts, then the Depositary shall, in accordance with the other provisions of this Deposit Agreement, execute and deliver one or more Global Registered Receipts evidencing such Receipts, which (i) shall represent, and shall be denominated in an amount equal to the number of Depositary Shares evidenced by, the Receipts to be represented by such Global Registered Receipt or Receipts, and (ii) shall be registered in the name of the Global Receipt Depository therefor or its nominee.

Notwithstanding any other provision of this Deposit Agreement to the contrary, unless otherwise provided in the Global Registered Receipt, a Global Registered Receipt may only be transferred in whole and only by the applicable Global Receipt Depository for such Global Registered Receipt to a nominee of such Global Receipt Depository, or by a nominee of such Global Receipt Depository to such Global Receipt Depository or another nominee of such Global Receipt Depository, or by such Global Receipt Depository or any such nominee to a successor Global Receipt Depository for such Global Registered Receipt selected or approved by the Corporation or to a nominee of such successor Global Receipt Depository. Except as provided below, owners solely of beneficial interests in a Global Registered Receipt shall not be entitled to receive physical delivery of the Receipts represented by such Global Registered Receipt. Neither any such beneficial owner nor any direct or indirect participant of a Global Receipt Depository shall have any rights or obligations under this Deposit Agreement with respect to any Global Registered Receipt held on their behalf by a Global Receipt Depository and such Global Receipt Depository may be treated by the Corporation, the Depositary and any director, officer, employee or agent of the Corporation or the Depositary as the holder of such Global Registered Receipt for all purposes whatsoever.

Unless and until definitive Receipts are delivered to the owners of the beneficial interests in a Global Registered Receipt, (1) the applicable Global Receipt Depository will make book-entry transfers among its participants and receive and transmit all payments and distributions in respect of the Global Registered Receipts to such participants, in each case, in accordance with its applicable procedures and arrangements, and (2) whenever any notice, payment or other communication to the holders of Global Registered Receipts is required under this Deposit Agreement, the Corporation and the Depositary shall give all such notices, payments and communications specified herein to be given to such holders to the applicable Global Receipt Depository.

If an Exchange Event has occurred with respect to any Global Registered Receipt, then, in any such event, the Depositary shall, upon receipt of a written order from the Corporation for the execution and delivery of individual definitive registered Receipts in exchange for such Global Registered Receipt, execute and deliver, individual definitive registered Receipts, in authorized denominations and of like tenor and terms in an aggregate number equal to the beneficial interest represented by such Global Registered Receipt surrendered in exchange for such Global Registered Receipt.

Definitive registered Receipts issued in exchange for a Global Registered Receipt pursuant to this Section shall be registered in such names and in such authorized denominations as the Global Receipt Depository for such Global Registered Receipt, pursuant to instructions from its participants, shall instruct the Depositary in writing. The Depositary shall deliver such Receipts to the persons in whose names such Receipts are so registered.

Notwithstanding anything to the contrary in this Deposit Agreement, should the Corporation determine that the Receipts should be issued as a Global Registered Receipt, the parties hereto shall comply with the terms of each Letter of Representations, if applicable.

Section 2.10.      Bank Accounts.

All funds received by the depositary under this Agreement that are to be distributed or applied by the Depositary in the performance of services described herein (the “Funds”) shall be held by the Depositary as agent for the Corporation and deposited in one or more bank accounts to be maintained by the Depositary in its name as agent for the Corporation. Until paid pursuant to this Agreement, the Depositary will hold or invest the Funds solely in accordance with the Corporation’s written instructions. The Depositary shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by the Depositary in accordance with this paragraph, except for any losses resulting from a default by any bank, financial institution or other third party. The Depositary may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. The Depositary shall be obligated to pay such interest, dividends or earnings to the Corporation, any holder or any other party.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE CORPORATION

Section 3.1.          Filing Proofs, Certificates and Other Information.

Any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Corporation may reasonably deem necessary or proper. The Depositary or the Corporation may withhold the delivery, or delay the registration of transfer or redemption, of any Receipt or the withdrawal of the Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

Section 3.2.          Payment of Taxes or Other Governmental Charges.

Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.7. Registration of transfer of any Receipt or any withdrawal of Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends or other distributions may be withheld or any part of or all the Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

Section 3.3.          Warranty as to Stock.

The Corporation hereby represents and warrants that the Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

Section 3.4.          Warranty as to Receipts.

The Corporation hereby represents and warrants that the Receipts, when issued, will represent legal and valid interests in the Stock. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

Section 3.5.          Corporate Existence and Authority of the Depositary.

The Depositary hereby represents and warrants that it: (i) has been duly incorporated and is validly existing in good standing under the laws of the jurisdiction of its formation; (ii) has full corporate power and authority and possesses all governmental or other franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted; (iii) has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and (iv) is a bank or trust company having its principal office in the United States of America and having a combined capital and surplus, along with its affiliates, of at least $150,000,000. The Depositary hereby agrees to promptly inform the Corporation in the event that any of the statements in the foregoing sentence cease to be true and complete in all material respects.

This Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a legal, valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms and this Deposit Agreement will be maintained continuously as part of the Depositary’s official records, in accordance with law and their records management policy. The Depositary hereby agrees to perform its obligations under this Deposit Agreement with the diligent care of a professional provider of such services, in a timely manner and in conformance with all applicable laws, rules and regulations.

ARTICLE IV

THE DEPOSITED SECURITIES; NOTICES

Section 4.1.          Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution on Stock, the Depositary shall, subject to Sections 3.1 and 3.2, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Corporation or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding. Each holder of a Receipt shall provide the Depositary with its certified tax identification number on a properly completed Form W-8 or W-9, as may be applicable. Each holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by the Depositary of a portion of any of the distributions to be made hereunder.

Section 4.2.          Distributions Other than Cash, Rights, Preferences or Privileges.

Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon Stock, the Depositary shall, subject to Sections 3.1 and 3.2, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by such Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary, after consultation with the Coproration, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Corporation or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Corporation, such distribution not to be feasible, the Depositary may, with the approval of the Corporation, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash. The Corporation shall not make any distribution of such securities or property to the Depositary and the Depositary shall not make any distribution of such securities or property to the holders of Receipts unless the Corporation shall have provided an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered in connection with such distributions.

Section 4.3.          Subscription Rights, Preferences or Privileges.

If the Corporation shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Corporation any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Corporation shall instruct and the Depositary shall agree, subject to the applicable rules of the Global Receipt Depository, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Corporation in its discretion with the acknowledgement of the Depositary; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Corporation) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with approval of the Corporation, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash.

The Corporation shall notify the Depositary whether registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, and the Corporation agrees with the Depositary that it will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or the Corporation shall have provided to the Depositary an opinion of counsel to the effect that the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act.

The Corporation shall notify the Depositary whether any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, and the Corporation agrees with the Depositary that the Corporation will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

Section 4.4.          Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, or whenever the Depositary and the Corporation shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Corporation with respect to, or otherwise in accordance with the terms of, the Stock, as identified in a written notice to the Depositary of such record date) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

Section 4.5.          Voting Rights.

Subject to the provisions of the Certificate of Designations, upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail or transmit by such other method approved by the Corporation, in its reasonable discretion, to the record holders of Receipts a notice prepared by the Corporation which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Corporation) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Receipts on the relevant record date, the Depositary shall to the extent possible vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Corporation hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from holders of Receipts, the Depositary will vote, to the extent permitted by the rules of the NASDAQ Global Select Market, the Stock represented by the Depositary Shares evidenced by the Receipts of such holders proportionately with votes cast pursuant to instructions received from the other holders.

Section 4.6.          Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc.

Upon any change in liquidation preference, par or stated value, split-up, combination or any other reclassification of the Stock, subject to the Certificate of Designations, or upon any recapitalization, reorganization, merger or consolidation affecting the Corporation or to which it is a party, the Depositary shall, upon the written instructions of the Corporation setting forth any adjustments, (i) make such adjustments as are certified by the Corporation in the fraction of an interest represented by one Depositary Share in one share of Stock and in the ratio of the Depositary Share Redemption Price to the Redemption Price, in each case as may be necessary fully to reflect the effects of such change in liquidation preference, par or stated value, split-up, combination or other reclassification of Stock, or of such recapitalization, reorganization, merger or consolidation and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Corporation, execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in liquidation preference, par or stated value, split-up, combination or other reclassification of the Stock or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Receipts might have been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

Section 4.7.          Delivery of Reports.

The Depositary shall furnish to holders of Receipts any reports and communications received from the Corporation which are received by the Depositary and which the Corporation is required to furnish to the holders of the Stock.

Section 4.8.          Lists of Receipt Holders.

Reasonably promptly upon request from time to time by the Corporation, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all record holders of Receipts.

ARTICLE V

THE DEPOSITARY, THE DEPOSITARY’S AGENTS, THE REGISTRAR AND THE CORPORATION

Section 5.1.          Appointment, Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar.

The Corporation hereby appoints U.S. Bank National Association as Depositary for the Stock, and U.S. Bank National Association hereby accepts such appointment as Depositary for the Stock, on the terms and conditions set forth in this Deposit Agreement. Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary’s Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary’s Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at the Depositary’s Office for the registration and registration of transfer, surrender and exchange of Receipts, which books at all reasonable times during regular business hours shall be made available for inspection by the record holders of Receipts; provided that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person’s interest as an owner of Depositary Shares evidenced by the Receipts.

The Depositary or Registrar may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, or because of any requirement of law or any government, governmental body or commission, stock exchange or any applicable self-regulatory body.

If the Receipts or the Depositary Shares evidenced thereby or the Stock represented by such Depositary Shares shall be listed on one or more national stock exchanges, the Corporation will appoint the Depositary as Registrar (with the prior written approval of the Depositary) for registration of such Receipts or Depositary Shares in accordance with any requirements of the NASDAQ Global Select Market. Such Registrar (which may be the Depositary if so permitted by the requirements of any such exchange) may be removed and a substitute Registrar appointed by the Corporation. If the Receipts, such Depositary Shares or such Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Corporation, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulation.

Section 5.2.          Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Corporation.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Corporation shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar, by reason of any provision, present or future, of the Corporation’s Amended and Restated Articles of Incorporation, as amended (including the Certificate of Designations), or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary’s Agent, the Registrar or the Corporation shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, any Registrar or the Corporation incur liability to any holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except as otherwise explicitly set forth in this Deposit Agreement.

Section 5.3.          Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Corporation.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Corporation assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than for its gross negligence, willful misconduct, bad faith or fraud. Notwithstanding anything in this Deposit Agreement to the contrary, neither the Depositary, nor the Depositary’s Agent nor any Registrar nor the Corporation shall be liable in any event for special, punitive, incidental, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits).

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Corporation shall be under any obligation under this Deposit Agreement to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts which in its reasonable opinion may involve it in expense or liability unless indemnity reasonably satisfactory to it against all reasonable out-of-pocket expense and liability be furnished as incurred.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Corporation shall be liable for any action or any failure to act by it under this Deposit Agreement in good faith upon the written advice of legal counsel or accountants, or information from any person presenting Stock for deposit, any holder of a Receipt or any other person reasonably believed by it in good faith to be competent to give such information. The Depositary, any Depositary’s Agent, any Registrar and the Corporation may each rely and shall each be protected in acting upon or omitting to act upon any written notice, request, direction or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of Stock or for the manner or effect of any such vote made, as long as any such action or non-action is not due to the willful misconduct or gross negligence of the Depositary. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar.

The Depositary, the Depositary’s Agents, and any Registrar may own and deal in any class of securities of the Corporation and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Corporation and its affiliates.

The Depositary shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Deposit Agreement or of the Receipts, the Depositary Shares or the Stock nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Depositary shall not be responsible for advancing funds on behalf of the Corporation and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.

In the event the Depositary reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Depositary hereunder, or in the administration of any of the provisions of this Deposit Agreement, the Depositary shall deem it reasonably necessary or desirable that a matter be proved or established prior to taking, omitting or suffering to take any action hereunder, the Depositary may, in its sole discretion upon written notice to the Corporation, refrain from taking any action and shall be fully protected and shall not be liable in any way to the Corporation, any holders of Receipts or any other person or entity for refraining from taking such action, unless the Depositary receives written instructions or a certificate signed by an authorized representative of the Corporation which eliminates such ambiguity or uncertainty to the satisfaction of the Depositary or which proves or establishes the applicable matter to the satisfaction of the Depositary. The Depositary shall not be liable to the Corporation or any holder of Receipts, for any action taken by it in accordance with the written instruction of the Corporation.

Section 5.4.          Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Corporation, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Corporation by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary hereunder and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Corporation shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus, including with its affiliates, of at least $50,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary shall cease to act as Depositary hereunder and the Corporation or the holders of Depositary Receipts may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Corporation an instrument in writing accepting its appointment hereunder that is mutually acceptable to the predecessor, the successor and the Corporation, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Corporation, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the record holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any successor Depositary shall promptly mail or transmit by such other method approved by such successor Depositary, in its reasonable discretion, notice of its appointment to the record holders of Receipts.

Any entity into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

Section 5.5.          Corporate Notices and Reports.

The Corporation agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the addresses recorded in the Depositary’s books, copies of all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed or by the Corporation’s Amended and Restated Articles of Incorporation, as amended (including the Certificate of Designations), to be furnished to the record holders of Receipts. Such transmission will be at the Corporation’s expense and the Corporation will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Corporation’s expense such other documents as may be requested by the Corporation.

From time to time and after the date hereof, the Corporation agrees that it will perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Depositary for the carrying out or performing by the Depositary of the provisions of this Deposit Agreement.

Section 5.6.          Indemnification by the Corporation.

The Depositary will indemnify the Corporation and hold it harmless from any loss, liability or expense actually incurred (including the reasonable costs and expenses of defending itself) which may arise out of acts performed or omitted by the Depositary, including when such Depositary acts as Registrar, or the Depositary’s Agents in connection with this Deposit Agreement due to its or their gross negligence, intentional misconduct, bad faith or fraud.

From time to time, the Corporation may provide Depositary with instructions concerning the services performed by the Depositary hereunder. In addition, at any time Depositary may apply to any authorized officer of Corporation for instruction, and may consult with legal counsel for Depositary or Corporation with respect to any matter arising in connection with the services to be performed by the Depositary under this Deposit Agreement. Depositary and its agents and subcontractors shall not be liable and shall be indemnified by Corporation for any action taken or omitted by Depositary in reliance upon any Corporation instructions or upon the advice or opinion of such counsel. Depositary shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Corporation.

Notwithstanding Section 5.3 to the contrary, the Corporation shall indemnify the Depositary, any Depositary’s Agent and any Registrar (including each of their officers, directors, agents and employees) against, and hold each of them harmless from, any loss, damage, cost, penalty, liability or expense (including the reasonable and documented out-of-pocket costs and expenses of defending itself) which may arise out of acts performed, suffered or omitted to be taken in connection with this Deposit Agreement and the Receipts by the Depositary, any Registrar or any of their respective agents (including any Depositary’s Agent) and any transactions or documents contemplated hereby, except for any liability arising out of gross negligence, willful misconduct, bad faith or fraud on the respective parts of any such person or persons.

Neither party to this Deposit Agreement shall be liable to the other party for any consequential, indirect, punitive, special or incidental damages under any provisions of this Deposit Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

Promptly following becoming aware of circumstances that might give rise to a claim for indemnification under this Deposit Agreement, the Indemnified Party shall notify the Indemnifying Party of the relevant claim; provided that failure to so notify shall not affect the Indemnified Party’s right to indemnification hereunder, except to the extent the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall, at its own expense, be entitled to control and direct the investigation and defense of any claim, and shall have the right to settle any such claim without the consent of the Indemnified Party; provided that such settlement (i) fully and irrevocably releases the Indemnified Party from any liability and provides no admission of wrongdoing, and (ii) does not subject the Indemnified Party to any additional obligation, whether financial or otherwise. In the event that any such settlement does not meet the requirements of (i) and (ii) above, then the Indemnified Party must consent to such settlement in writing, which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnified Party shall provide reasonable assistance to the Indemnifying Party in connection with the Indemnifying Party’s defense of a claim and may participate in the defense of a claim with counsel of its own choosing at its own cost and expense, unless the Indemnifying Party specifically authorizes the retaining of such counsel.

The rights and obligations of the Depositary and the Corporation set forth in this Section 5.6 shall survive any termination of this Deposit Agreement and any resignation, removal or succession of any Depositary, Registrar or Depositary’s Agent, in accordance with Section 7.2.

Section 5.7.          Fees, Charges and Expenses.

The Corporation agrees promptly to pay the Depositary the compensation to be agreed upon with the Corporation for all services rendered by the Depositary hereunder and to reimburse the Depositary for its reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Depositary in connection with the services rendered and documented by it (or such Depositary’s Agent) hereunder. The Corporation shall pay all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares, all withdrawals of shares of the Stock by owners of Depositary Shares, and any redemption or exchange of the Stock at the option of the Corporation. The Corporation shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares evidenced by Receipts. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which the Corporation is not otherwise liable hereunder, such holder will be liable for such charges and expenses; provided, however, that the Depositary may, at its sole option, require a holder of a Receipt to prepay the Depositary any charge or expense the Depositary has been asked to incur at the request of such holder of Receipts. The Depositary shall present its statement for charges and expenses to the Corporation at such intervals as the Corporation and the Depositary may agree.

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1.          Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Corporation and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by holders of Receipts representing in the aggregate at least a two-thirds majority of the Depositary Shares then outstanding. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.5 and 2.6 and Article III, of any owner of Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to deliver to the holder the Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, or applicable stock exchange.

Section 6.2.          Termination.

This Deposit Agreement may be terminated by the Corporation at any time upon not less than 30 days prior written notice to the Depositary, in which case, at least 15 days prior to the date fixed in such notice for such termination, the Depositary will mail notice of such termination to the record holders of all Receipts then outstanding.

If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Stock, shall sell rights, preferences or privileges as provided in this Deposit Agreement and shall deliver the number of whole or fractional shares of Stock and any money and other property, if any, represented by Receipts upon surrender thereof by the holders thereof. At any time after the expiration of two years from the date of termination, the Depositary may sell Stock then held hereunder at public or private sale, at such places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the holders of Receipts that have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except to account for such net proceeds and money and other property; provided, that Sections 5.3 and 5.6 shall survive the termination of this Deposit Agreement.

This Deposit Agreement will terminate automatically (i) if all outstanding Depositary Shares have been redeemed pursuant to Section 2.8, (ii) upon the consent of Holders of Receipts representing in the aggregate not less than two-thirds of the Depositary Shares outstanding or (iii) if there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Corporation and such distribution shall have been distributed to the holders of Depositary Shares pursuant to Section 4.1 or 4.2, as applicable.

Upon the termination of this Deposit Agreement, the Corporation shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent and any Registrar under Sections 5.6 and 5.7; provided, however, that Sections 5.2, 5.3, 5.6, 7.2, 7.3, 7.4, 7.7, 7.8 and 7.11 shall survive the termination of this Deposit Agreement and any succession of any Depositary, Registrar or Depositary’s Agent.

ARTICLE VII

MISCELLANEOUS

Section 7.1.          Counterparts; Electronic Signatures.

This Deposit Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Deposit Agreement or in any other certificate, agreement or document related to this Deposit Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 7.2.          Exclusive Benefit of Parties.

This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

Section 7.3.          Invalidity of Provisions.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4.          Notices.

Any and all notices to be given to the Corporation hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, overnight delivery or by electronic mail, confirmed by letter, addressed to the Corporation at or at any other addresses of which the Corporation shall have notified the Depositary in writing.

Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800
Rosemont, Illinois 60018
Attention:  Vice Chairman & Chief Operating Officer
Email: ddykstra@wintrust.com

Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, overnight delivery or by electronic mail, confirmed by letter, addressed to the Depositary at the Depositary’s Office at

U.S. Bank National Association
Corporate Trust Services
1349 West Peachtree NW, Suite 1050
Atlanta, Georgia 30309
Attention:  Account Manager—Wintrust
Email: george.hogan@usbank.com

or at any other address of which the Depositary shall have notified the Corporation in writing.

Except as otherwise provided herein, any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or facsimile transmission confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have timely filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or by facsimile transmission as provided in the previous sentence shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission) is deposited, postage prepaid, in a post office letter box. The Depositary or the Corporation may, however, act upon any facsimile transmission received by it from the other or from any holder of a Receipt, notwithstanding that such facsimile transmission shall not subsequently be confirmed by letter or as aforesaid.

Section 7.5.          Depositary’s Agents.

The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will promptly notify the Corporation in advance of any such action.

Section 7.6.          Appointment of Registrar in Respect of the Receipts.

The Corporation hereby appoints the Depositary as Registrar in respect of the Receipts and the Depositary hereby accepts such appointments.

Section 7.7.          Holders of Receipts Are Parties.

The holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

Section 7.8.          Governing Law.

This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable conflicts of law principles.

Section 7.9.          Inspection of Deposit Agreement.

Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary’s Agents and shall be made available for inspection during business hours upon reasonable notice to the Depositary at the Depositary’s Office and the respective offices of the Depositary’s Agents, if any, by any holder of a Receipt.

Section 7.10.      Headings.

The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

Section 7.11.      Confidentiality.

The Depositary and the Corporation agree that all books, records, information and data pertaining to the business of the other party, including, inter alia, personal, non-public holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Deposit Agreement, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as contemplated by this Deposit Agreement and as may be required by law or legal process.

Section 7.12.      Force Majeure.

Notwithstanding anything to the contrary contained herein, the Depositary will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, pandemics or epidemics, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

IN WITNESS WHEREOF, the Corporation and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

WINTRUST FINANCIAL CORPORATION

By:	/s/ David A. Dykstra
Name: David A. Dykstra
Title: Vice Chairman and Chief Operating Officer

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ George Hogan
Name: George Hogan
Title: Vice President

EXHIBIT A

[FORM OF FACE OF RECEIPT]

THE DEPOSITARY SHARES REPRESENTED BY THIS RECEIPT ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO WINTRUST FINANCIAL CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

DEPOSITARY SHARES

11,500,000

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES EACH
REPRESENTING 1/1,000TH OF ONE SHARE OF 6.875% FIXED-RATE RESET
NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES E

OF

WINTRUST FINANCIAL CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS

CUSIP 97650W504
SEE REVERSE FOR CERTAIN DEFINITIONS

Dividend Payment Dates: Beginning on October 15, 2020, January 15, April 15, July 15 and October 15 of each year.

U.S. Bank National Association, a national banking association formed under the laws of the United States, as Depositary (the “Depositary”), hereby certifies that Cede & Co. is the registered owner of Eleven Million Five Hundred Thousand (11,500,000) DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing 1/1,000th of one share of 6.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, no par value, liquidation preference $25,000 per share (the “Stock”), of Wintrust Financial Corporation, an Illinois corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated as of May 15, 2020 (the “Deposit Agreement”), among the Corporation, the Depositary and the holders from time to time of the Depositary Receipts. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer.

This Depositary Receipt is transferable in New York, New York and Saint Paul, Minnesota.

Dated: May 15, 2020

U.S. Bank National Association, Depositary

By: _______________________________
Authorized Officer

[FORM OF REVERSE OF RECEIPT]

WINTRUST FINANCIAL CORPORATION

WINTRUST FINANCIAL CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF A RECEIPT WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE CERTIFICATE OF DESIGNATIONS ESTABLISHING THE 6.875% FIXED-RATE RESET NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES E, OF WINTRUST FINANCIAL CORPORATION. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

The Corporation will furnish without charge to each holder of a receipt who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Registrar.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Equivalent Phrase	Abbreviation	Equivalent Phrase
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties
TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word
ADM	Administrator(s), Administratrix	EX	Executor(s), Executrix	PAR	Paragraph
AGMT	Agreement	FBO	For the benefit of	PL	Public Law
ART	Article	FDN	Foundation	TR	(As) trustee(s), for, of
CH	Chapter	GDN	Guardian(s)	U	Under
CUST	Custodian for	GDNSHP	Guardianship	UA	Under agreement
DEC	Declaration	MIN	Minor(s)	UW	Under will of, Of will of, Under last will & testament
EST	Estate, of Estate of

ASSIGNMENT

For value received, hereby sell(s), assign(s) and transfer(s) unto

Name:______________________________________________________________

SSN/EIN:___________________________________________________________

Address:____________________________________________________________

Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint ___________________ Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated:______________________________	NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

EXHIBIT B

CERTIFICATE OF DESIGNATIONS

WINTRUST FINANCIAL CORPORATION

CERTIFICATE OF DESIGNATIONS

Pursuant to Section 6.10 of the Illinois Business Corporation Act

6.875% FIXED-RATE RESET NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES E

(no par value per share)

The undersigned, David A. Dykstra, Vice Chairman and Chief Operating Officer of Wintrust Financial Corporation, an Illinois corporation (the “Corporation”), hereby certifies that, in accordance with Section 6.10 of the Illinois Business Corporation Act, as amended (the “IBCA”), a duly authorized committee (the “Committee”) of the Board of Directors of the Corporation (the “Board of Directors”) hereby makes this Certificate of Designations and hereby states and certifies that pursuant to the authority conferred upon the Board of Directors by Article Four of the Amended and Restated Articles of Incorporation of the Corporation, as amended (as such may be amended, modified or restated from time to time, the “Articles of Incorporation”), and the duly adopted resolutions of the Board of Directors, and pursuant to Section 8.40 of the IBCA, the Committee duly adopted the following resolutions:

RESOLVED, that pursuant to Article Four of the Articles of Incorporation (which authorizes 20,000,000 shares of preferred stock, no par value (the “Preferred Stock”)), the resolutions duly adopted by the Board of Directors authorizing a new series of Preferred Stock consisting of not more than 14,000 shares and Section 8.40 of the IBCA, the Committee hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

6.875% FIXED-RATE RESET NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES E

Section 1.                Designation of Series and Number of Shares. The shares of such series of Preferred Stock shall be designated as the “6.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E” (the “Series E Preferred Stock”), and the authorized number of shares that shall constitute such series shall be 14,000 shares, which may be decreased (but not below the number of shares of Series E Preferred Stock then issued and outstanding) from time to time by the Board of Directors. Shares of outstanding Series E Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of preferred stock of the Corporation undesignated as to series.

Section 2.               Ranking. The Series E Preferred Stock shall rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) on a parity with the Series D Preferred Stock and each other class or series of capital stock the Corporation may issue in the future, the terms of which expressly provide that such class or series shall rank on a parity with the Series E Preferred Stock as to dividend rights and rights on liquidation, winding up or dissolution of the Corporation (collectively, the “Parity Securities”), and on a parity with the Series D Preferred Stock for all other purposes, except as otherwise specifically provided in this Certificate of Designations, and (2) senior to Common Stock and each other class or series of capital stock the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series E Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of the Corporation (the “Junior Securities”).

Section 3.               Definitions. As used herein with respect to the Series E Preferred Stock:

(a)            “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(b)            “Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

(c)            “Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors.

(d)            “Business Day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(e)            “By-Laws” means the Amended and Restated By-laws of the Corporation, as may be amended from time to time.

(f)             “Calculation Agent” means Wintrust Investments, LLC and its successors and assigns, including any successor calculation agent with respect to shares of Series E Preferred Stock duly appointed by the Corporation.

(g)            “Certificate of Designations” means this Certificate of Designations relating to the Series E Preferred Stock, as it may be amended from time to time.

(h)            “Common Stock” means the common stock, no par value per share, of the Corporation.

(i)             “Corporation” means Wintrust Financial Corporation, an Illinois corporation.

(j)             “Designated Director” has the meaning assigned to such term in Section 8(a).

(k)            “Dividend Payment Date” means the 15th day of January, April, July and October of each year, commencing on October 15, 2020.

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(l)           “Dividend Period” means each period (i) commencing on, and including, a Dividend Payment Date (other than the initial Dividend Period, which shall commence on, and include, the Issue Date (provided that for any shares of Series E Preferred Stock issued after the Issue Date, the initial Dividend Period for such shares may commence on and include the original issue date of the Series E Preferred Stock if such shares are issued prior to the first Dividend Payment Date or otherwise will commence on and include the date on which such shares are issued (if it is a Dividend Payment Date) or the Dividend Payment Date next preceding the date they are issued)) and (ii) ending on, but excluding, the next Dividend Payment Date.

(m)         “Federal Reserve” means the Board of Governors of the Federal Reserve System and its delegates.

(n)          “First Reset Date” means July 15, 2025.

(o)          “Five-Year Treasury Rate” means, as of any Reset Dividend Determination Date:

(i)               The average of the yields to maturity on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve, as determined by the Calculation Agent in its sole discretion; and

(ii)              If no calculation is provided as described above, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Treasury Rate, shall determine the Five-Year Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry accepted successor Five-Year Treasury Rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the Business Day convention, the definition of Business Day and the Reset Dividend Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

The Five-Year Treasury Rate shall be determined by the Calculation Agent on the Reset Dividend Determination Date. If the Five-Year Treasury Rate for any Dividend Period cannot be determined pursuant to the methods described in clauses (i) and (ii) above, the dividend rate for such Dividend Period shall be the same as the dividend rate determined for the immediately preceding Dividend Period.

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(p)            “Holder” means the Person in whose name the shares of the Series E Preferred Stock are registered, which may be treated by the Corporation, Transfer Agent, Registrar and paying agent as the absolute owner of the shares of Series E Preferred Stock for the purpose of making payment and for all other purposes.

(q)            “Issue Date” means the date on which shares of the Series E Preferred Stock are first issued.

(r)             “Junior Securities” has the meaning assigned to such term in Section 2.

(s)             “Liquidation Preference” means $25,000 per share of Series E Preferred Stock.

(t)             “Nonpayment Event” has the meaning assigned to such term in Section 8(a)(i).

(u)            “Nonpayment Remedy” has the meaning assigned to such term in Section 8(a)(iii).

(v)            “Officer” means the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, General Counsel and any other Executive Vice President, Senior Vice President, Treasurer or Secretary of the Corporation.

(w)           “Parity Securities” has the meaning assigned to such term in Section 2.

(x)            “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(y)            “Redemption Price” has the meaning assigned to such term in Section 7(a).

(z)            “Registrar” means the registrar with respect to the Series E Preferred Stock, which shall initially be American Stock Transfer & Trust Company, LLC, and its successors and assigns, including any successor registrar duly appointed by the Corporation.

(aa)          “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the Issue Date; (ii) any proposed change in those laws or regulations that is announced or becomes effective after the Issue Date; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the Issue Date, there is more than an insubstantial risk that the Corporation shall not be entitled to treat the full Liquidation Preference of all shares of Series E Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any share of Series E Preferred Stock is outstanding.

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(bb)          “Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date, which in each case, shall not be adjusted for Business Days.

(cc)           “Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling three Business Days prior to the beginning of such Reset Period, subject to any adjustments made by the Calculation Agent as provided for herein.

(dd)          “Reset Period” means the period from, and including, July 15, 2025 to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date.

(ee)           “Series D Preferred Stock” means the Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series D, no par value, of the Corporation.

(ff)            “Transfer Agent” means the transfer agent with respect to the Series E Preferred Stock, which shall initially be American Stock Transfer & Trust Company, LLC, and its successors and assigns, including any successor transfer agent duly appointed by the Corporation.

(gg)          “Voting Preferred Stock” means the Series D Preferred Stock and all other series of preferred stock of the Corporation that rank equally with Series E Preferred Stock either or both as to the payment of dividends and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable.

Section 4.                Dividends.

(a)             Rate. Holders of Series E Preferred Stock shall be entitled to receive, only when, as, and if declared by the Board of Directors out of assets of the Corporation legally available therefor, non-cumulative cash dividends on the Liquidation Preference, at a rate equal to (i) from the Issue Date to, but excluding, the First Reset Date, a fixed rate per annum of 6.875%, and (ii) from, and including, the First Reset Date, during each Reset Period, a rate per annum equal to the Five-Year Treasury Rate as of the most recent Reset Dividend Determination Date, plus 6.507%. If declared by the Board of Directors, dividends shall be payable, in arrears, on the Series E Preferred Stock on a Dividend Payment Date. If any date on which dividends would otherwise be payable is not a Business Day, then the Dividend Payment Date shall be the next Business Day without any adjustment to the amount of dividends paid. Dividends shall be payable to holders of record of Series E Preferred Stock as they appear on the Corporation’s stock register at 5:00 p.m., New York City time, on the applicable record date, which shall be the 1st calendar day of the month, whether or not a Business Day, before the applicable Dividend Payment Date, or such other record date, not exceeding 30 days before the applicable Dividend Payment Date, as shall be fixed by the Board of Directors. In the event that additional shares of Series E Preferred Stock are issued after the Issue Date, dividends on such additional shares shall accrue from the original issuance date of such additional shares. Notwithstanding any other provision hereof, dividends on the Series E Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines. Dividends payable on the Series E Preferred Stock for any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upwards. Dividends on the Series E Preferred Stock shall cease to accrue on the redemption date, if any, as described in Section 7, unless the Corporation defaults in the payment of the Redemption Price of the shares of the Series E Preferred Stock called for redemption.

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(b)            Dividends Noncumulative. Dividends on the Series E Preferred Stock shall not be cumulative. If the Board of Directors does not declare a dividend on the Series E Preferred Stock in respect of a Dividend Period, then no dividend shall be deemed to have accrued for such Dividend Period, be payable on the applicable Dividend Payment Date, or be cumulative, and the Corporation shall have no obligation to pay any dividend for that Dividend Period, whether or not the Board of Directors declares a dividend on the Series E Preferred Stock for any future Dividend Period.

(c)            Priority of Dividends. During any Dividend Period, so long as any share of Series E Preferred Stock remains outstanding, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Securities (other than (1) a dividend payable solely in Junior Securities or (2) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan), (ii) no shares of Junior Securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (1) as a result of a reclassification of Junior Securities for or into other Junior Securities, (2) the exchange or conversion of one share of Junior Securities for or into another share of Junior Securities, (3) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Securities, (4) purchases, redemptions or other acquisitions of shares of Junior Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (5) purchases of shares of Junior Securities pursuant to a contractually binding requirement to buy Junior Securities existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan, (6) the purchase of fractional interests in shares of Junior Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (7) purchases or other acquisitions by any of the Corporation’s broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in Junior Securities in the ordinary course of business, (8) purchases by any of the Corporation’s broker-dealer subsidiaries of the Corporation’s capital stock for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary, or (9) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Securities for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of its subsidiaries), including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation), and (iii) no shares of Parity Securities, if any, shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, during a Dividend Period (other than (1) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series E Preferred Stock and such Parity Securities, if any, (2) as a result of a reclassification of Parity Securities for or into other Parity Securities, (3) the exchange or conversion of Parity Securities for or into other Parity Securities or Junior Securities, (4) through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Securities, (5) purchases of shares of Parity Securities pursuant to a contractually binding requirement to buy Parity Securities existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan, (6) the purchase of fractional interests in shares of Parity Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (7) purchases or other acquisitions by any of the Corporation’s broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in Parity Securities in the ordinary course of business, (8) purchases by any of the Corporation’s broker-dealer subsidiaries of the Corporation’s capital stock for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary, or (9) the acquisition by the Corporation or any of its subsidiaries of record ownership in Parity Securities for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of its subsidiaries), including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation) unless, in each case, the full dividends for the preceding Dividend Period on all outstanding shares of Series E Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside. Subject to the immediately succeeding paragraph of this Section 4(c), for so long as any share of Series E Preferred Stock remains outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Securities for any period unless full dividends on all outstanding shares of Series E Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside for all outstanding shares of Series E Preferred Stock.

6

To the extent the Corporation declares dividends on the Series E Preferred Stock and on any Parity Securities but does not make full payment of such declared dividends, the Corporation shall allocate the dividend payments ratably among the Holders of the shares of Series E Preferred Stock and the holders of any Parity Securities then outstanding as follows:

(i)               First, ratably by the holders of any Parity Securities who have the right to receive dividends with respect to past Dividend Periods for which such dividends were not declared and paid, in proportion to the respective amounts of such undeclared and unpaid dividends relating to past Dividend Periods, and

(ii)              Thereafter, ratably by the holders of Series E Preferred Stock and any Parity Securities, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the current Dividend Period for Series E Preferred Stock or Dividend Period for such Parity Securities, as applicable.

To the extent a dividend period with respect to any Parity Securities coincides with more than one Dividend Period with respect to Series E Preferred Stock, for purposes of the immediately preceding paragraph of this Section 4(c), the Board of Directors shall treat such Dividend Period as two or more consecutive Dividend Periods, none of which coincides with more than one Dividend Period with respect to Series E Preferred Stock or in any other manner that it deems to be fair and equitable.

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The Corporation is not obligated to pay Holders of the Series E Preferred Stock any dividend in excess of the dividends on the Series E Preferred Stock that are payable as described in this Section 4. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any Parity Securities or Junior Securities from time to time out of any funds legally available therefor, and the shares of Series E Preferred Stock shall not be entitled to participate in any such dividend.

Section 5.                Liquidation.

(a)             In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds-up, the Holders at the time shall be entitled to receive a liquidating distribution in the amount of $25,000 per share of Series E Preferred Stock, plus any declared and unpaid dividends thereon (without accumulation of any undeclared dividends) to and including the date of such liquidation, out of assets legally available for distribution to the Corporation’s shareholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders shall not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Corporation.

(b)             In the event the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series E Preferred Stock and the corresponding amounts payable on any Parity Securities, if any, Holders and the holders of such Parity Securities shall be paid pro rata in accordance with the respective aggregate liquidating distribution owed to such holders pursuant to Section 5(a). If the Liquidation Preference plus declared and unpaid dividends has been paid in full to all Holders and the holders of such Parity Securities, if any, the holders of Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c)             The Corporation’s consolidation or merger with or into any other entity, including a merger or consolidation in which the Holders receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Corporation for cash, securities or other property, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

Section 6.                Maturity; Nonconvertible. The Series E Preferred Stock shall be perpetual unless redeemed in accordance with this Certificate of Designations. The Holders of Series E Preferred Stock shall not have any rights to convert shares of Series E Preferred Stock into, or exchange shares of Series E Preferred Stock for, shares of any other class of capital stock of the Corporation.

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Section 7.                Redemptions.

(a)             Optional Redemption. Except as provided below in this Section 7(a), the Series E Preferred Stock may not be redeemed. On and after the First Reset Date, the Corporation may, at its option, on any Reset Date on or after the First Reset Date, subject to the prior approval of the Federal Reserve or other Appropriate Federal Banking Agency, if required, and to the satisfaction of any conditions precedent to redemption set forth in the capital guidelines or regulations of the Federal Reserve or other Appropriate Federal Banking Agency, if any, redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Series E Preferred Stock at the time outstanding, upon notice given as provided in Section 7(c) below, at the Redemption Price in effect at the redemption date as provided in this Section 7. In the event the applicable Reset Date that is the redemption date is not a Business Day, the Redemption Price shall be paid on the next Business Day without any adjustment to the amount of the Redemption Price.

Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation may, at its option, subject to the prior approval of the Federal Reserve or other Appropriate Federal Banking Agency, if required, and to the satisfaction of any conditions precedent to redemption set forth in the capital guidelines or regulations of the Federal Reserve or other Appropriate Federal Banking Agency, if any, upon notice given as provided in Section 7(c) below, redeem, all (but not less than all) of the shares of Series E Preferred Stock at the time outstanding at the Redemption Price in effect at the redemption date as provided in this Section 7. The “Redemption Price” for shares of Series E Preferred Stock shall be the Liquidation Preference per share, together (except as otherwise provided herein) with an amount equal to any dividends that have been declared but not paid prior to the redemption date without accumulation of any undeclared dividends to, but excluding, the redemption date.

(b)             No Sinking Fund. The Series E Preferred Stock shall not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series E Preferred Stock shall not have any right to require redemption or repurchase of any shares of Series E Preferred Stock.

(c)             Notice of Redemption. Notice of every redemption of shares of Series E Preferred Stock shall be given by first class mail, postage prepaid, addressed to the Holders of record of the shares of Series E Preferred Stock to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 10 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this subsection shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure to duly give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series E Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series E Preferred Stock. Notwithstanding the foregoing, if the shares of Series E Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the Holders of Series E Preferred Stock in any manner permitted by The Depository Trust Company or any other such facility. Each such notice given to a Holder shall state: (1) the redemption date; (2) the number of shares of Series E Preferred Stock to be redeemed and, if less than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder; (3) the Redemption Price; and (4) if shares of Series E Preferred Stock are evidenced by definitive certificates, the place or places where certificates evidencing such shares are to be surrendered for payment of the Redemption Price.

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(d)          Partial Redemption. In case of any redemption of only part of the shares of Series E Preferred Stock at the time outstanding, the shares of Series E Preferred Stock to be redeemed shall be selected either pro rata or by lot or in such other manner as the Corporation may determine to be equitable. Subject to the provisions hereof, the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series E Preferred Stock shall be redeemed from time to time.

(e)          Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, then, notwithstanding that any certificate for any share of Series E Preferred Stock so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares of Series E Preferred Stock so called for redemption, all shares of Series E Preferred Stock so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares of Series E Preferred Stock shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the Holders of the shares of Series E Preferred Stock so called for redemption shall look only to the Corporation for payment of the Redemption Price of such shares of Series E Preferred Stock.

Section 8.             Voting Rights. The Holders of Series E Preferred Stock shall not have any voting rights except as set forth in this Section 8 or as otherwise from time to time required by Illinois law or as may be required by the rules of the NASDAQ Global Select Market. Each Holder of Series E Preferred Stock shall have one vote per share (except as set forth in Section 8(a) below) on any matter in which Holders of such shares are entitled to vote.

(a)          Right to Elect Two Directors Upon Nonpayment Events.

(i)                Whenever dividends on any shares of Series E Preferred Stock or any other series of Voting Preferred Stock shall not have been declared and paid for the equivalent of six or more Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the Holders of Series E Preferred Stock, together with the holders of any outstanding shares of Voting Preferred Stock, voting together as a single class in proportion to their respective liquidation preferences, shall be entitled to elect two additional directors (each, a “Designated Director”), provided that it shall be a qualification for election for any such Designated Director that the election of such director shall not cause the Corporation to violate the corporate governance requirements of the NASDAQ Global Select Market (or any other exchange or automated quotation system on which the Corporation’s securities may then be listed or quoted); and provided further that the Board of Directors shall, at no time, include more than two Designated Directors, including all directors that the holders of any series of Voting Preferred Stock are entitled to elect pursuant to their respective voting rights. The rights of the Holders of the Series E Preferred Stock under this clause (i) shall be subject to divestment pursuant to clause (iii) below.

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(ii)              In the event that the Holders of the Series E Preferred Stock, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Designated Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Series E Preferred Stock or of any other such series of Voting Preferred Stock then outstanding, voting together as a single class in proportion to their respective liquidation preferences (provided that such request is received at least 90 calendar days before the date fixed for the next annual or special meeting of the shareholders of the Corporation, failing which such election shall be held at such next annual or special meeting of shareholders), and at each subsequent annual meeting of shareholders of the Corporation. Such request to call a special meeting for the initial election of the Designated Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series E Preferred Stock or Voting Preferred Stock then outstanding, and delivered to the Secretary of the Corporation in such manner as provided for in Section 11 below, or as may otherwise be required by applicable law. The rights of the Holders of the Series E Preferred Stock under this clause (ii) shall be subject to divestment pursuant to clause (iii) below.

(iii)             If and when dividends have been paid in full, or declared and a sum sufficient for such payment shall have been set aside, on the Series E Preferred Stock and any other series of Voting Preferred Stock for at least four consecutive Dividend Periods after a Nonpayment Event (a “Nonpayment Remedy”), the Holders of the Series E Preferred Stock shall immediately and, without any further action by the Corporation, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent Nonpayment Event (and the number of Dividend Periods in which dividends have not been declared and paid shall be reset to zero). If such voting rights for Holders of the Series E Preferred Stock and all other holders of Voting Preferred Stock shall have terminated, the term of office of each Designated Director so elected shall forthwith terminate and the number of directors on the Board of Directors shall automatically be reduced accordingly. In determining whether dividends have been paid for four Dividend Periods following a Nonpayment Event, the Corporation may take account of any dividend that it elects to pay for such a Dividend Period after the regular Dividend Payment Date for that Dividend Period has passed.

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(iv)             Any Designated Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series E Preferred Stock and Voting Preferred Stock (voting together as a single class in proportion to their respective liquidation preferences), when they have the voting rights described above. In the event that a Nonpayment Event shall have occurred and there has not been a Nonpayment Remedy, any vacancy in the office of a Designated Director (other than prior to the initial election of Designated Directors after a Nonpayment Event) may be filled by the written consent of the Designated Director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series E Preferred Stock and Voting Preferred Stock (voting together as a single class in proportion to their respective liquidation preferences), when they have the voting rights described above; provided that the filling of each vacancy shall not cause the Corporation to violate the corporate governance requirements of the NASDAQ Global Select Market (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted). Any such vote of such holders of the Series E Preferred Stock and Voting Preferred Stock to remove, or to fill a vacancy in the office of, a Designated Director may be taken only at a special meeting of such shareholders, called as provided above for an initial election of Designated Director after a Nonpayment Event (provided that such request is received at least 90 calendar days before the date fixed for the next annual or special meeting of the shareholders, failing which such election shall be held at such next annual or special meeting of shareholders). Each Designated Director shall each be entitled to one vote on any matter that shall come before the Board of Directors for a vote. Each Designated Director elected at any special meeting of shareholders or by written consent of the other Designated Director shall hold office until the next annual meeting of the shareholders if such office shall not have previously terminated as above provided.

(b)                   Other Voting Rights. So long as any shares of Series E Preferred Stock remain outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles of Incorporation, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of Series E Preferred Stock and any Voting Preferred Stock then outstanding (subject to the last paragraph of this Section 8(b)) and entitled to vote thereon, voting together as a single class in proportion to their respective liquidation preferences, given in person or by proxy, either by vote at any meeting called for the purpose or, if permitted by the Articles of Incorporation, in writing without a meeting, shall be necessary for effecting or validating:

(i)                Authorization of Senior Stock. Any amendment or alteration of the Articles of Incorporation or this Certificate of Designations to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series E Preferred Stock with respect to either or both the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon any liquidation, dissolution or winding up of the Corporation;

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(ii)              Amendment of Series E Preferred Stock. Any amendment, alteration or repeal of any provision of the Articles of Incorporation or this Certificate of Designations so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series E Preferred Stock, taken as a whole; provided, however, that for all purposes of this Section 8, (1) any increase in the amount of the Corporation’s authorized but unissued shares of Common Stock or preferred stock, (2) any increase in the amount of the Corporation’s authorized or issued shares of Series E Preferred Stock, and (3) the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock of the Corporation ranking equally with or junior to the Series E Preferred Stock with respect to either or both the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series E Preferred Stock; or

(iii)             Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series E Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series E Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (y) such shares of Series E Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series E Preferred Stock immediately prior to such consummation, taken as a whole.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 8(b) would materially and adversely affect one or more but not all series of Voting Preferred Stock (including the Series E Preferred Stock for this purpose), then only the series of Voting Preferred Stock materially and adversely affected and entitled to vote shall vote as a class in lieu of all other series of Voting Preferred Stock.

(c)          Change for Clarification. Without the consent of the Holders of the Series E Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers of the Series E Preferred Stock, taken as a whole, and to the extent permitted by law, the Corporation may amend, alter, supplement or repeal any terms of the Articles of Incorporation or this Certificate of Designation for the following purposes:

(i)               to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be ambiguous, defective or inconsistent; or

(ii)              to make any provision with respect to matters or questions relating to the Series E Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations.

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(d)            Changes after Provision for Redemption. Notwithstanding anything to the contrary in this Section 8, no vote or consent of the Holders of Series E Preferred Stock shall be required pursuant to Section 8(a) or 8(b) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series E Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 7 above.

(e)            Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders of Series E Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, the By-Laws, applicable law and any national securities exchange or other trading facility, if any, on which the Series E Preferred Stock is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series E Preferred Stock and any Voting Preferred Stock has been cast or given on any matter on which the Holders of shares of Series E Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation preference amounts of the Series E Preferred Stock and such other Voting Preferred Stock voted or covered by the consent.

Section 9.                Transfer Agent and Registrar. The duly appointed Transfer Agent and Registrar for the Series E Preferred Stock shall initially be American Stock Transfer & Trust Company, LLC. The Corporation may, in its sole discretion, remove the Transfer Agent and Registrar; provided that the Corporation shall appoint a successor transfer agent and registrar who shall accept such appointment prior to the effectiveness of such removal.

Section 10.              Certificates. The Corporation may at its option issue shares of Series E Preferred Stock without certificates. To the extent any certificates are issued with respect to shares of Series E Preferred Stock, the Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Registrar. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation and the Registrar of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Registrar and the Corporation.

Section 11.             Miscellaneous. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Corporation, to the principal executive office of the Corporation or to the Transfer Agent at its principal office in the United States of America, or other agent of the Corporation designated as permitted by this Certificate of Designations, or (ii) if to any Holder or holder of shares of Common Stock, as the case may be, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series E Preferred Stock or the Common Stock, as the case may be), or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, WINTRUST FINANCIAL CORPORATION has caused this Certificate of Designations to be signed by David A. Dykstra, Vice Chairman and Chief Operating Officer, this 6th day of May, 2020.

WINTRUST FINANCIAL CORPORATION

By:	/s/David A. Dykstra
Name:	David A. Dykstra
Title:	Vice Chairman and Chief Operating Officer